                                                                    Exhibit 21.1

                           METRETEK TECHNOLOGIES, INC.

                              LIST OF SUBSIDIARIES

Southern Flow Companies, Inc., a Delaware corporation

PowerSecure, Inc., a Delaware corporation
   Industrial Automation, Inc., a North Carolina corporation
   UtilityEngineering, Inc., a North Carolina corporation
   PowerServices, Inc., a North Carolina corporation
   EnergyLite, Inc., a Delaware corporation

Metretek, Incorporated, a Florida corporation
   Metretek Contract Manufacturing Company, Inc.

Marcum Gas Transmission, Inc., a Colorado corporation
   Marcum Capital Resources, Inc., a Colorado corporation
   Conquest Acquisition Company, LLC, a Colorado limited liability company
      Marcum Midstream 1995-2 Business Trust, a Delaware statutory trust (Less than majority ownership)

PowerSpring, Inc. a Delaware corporation
   Mercator Energy Incorporated, a Colorado corporation

Marcum Denver, Inc., a Colorado corporation